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                                                                    Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Accrued Vacation Exchange Plan of SyQuest Technology, Inc. and to the incorporation by reference therein of our report dated December 11, 1996 with respect to the consolidated financial statements and schedule of SyQuest Technology, Inc. included in the Annual Report (Form 10-
K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP

San Jose, California
January 30, 1997